EXHIBIT 10.6

EXECUTION VERSION

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), effective as of December 24, 2007, is by and among INDIA GLOBALIZATION CAPITAL, INC., a Maryland corporation (“Pledgor”), and each of the other parties that is a signatory hereto (each a “Secured Party” and, collectively the “Secured Parties”).

WHEREAS, the Secured Parties have extended credit to Pledgor (the “Loan”) and, in exchange therefor, Pledgor has executed and delivered to each Secured Party a Promissory Note, dated as of the date hereof (each a “Note” and, collectively the “Notes”), for the respective principal amount stated therein, and the Secured Parties and Pledgor have executed and delivered a Note Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), setting forth certain terms and conditions relating to the Notes;

WHEREAS, in accordance with the terms of the Purchase Agreement, additional lenders may also extend credit to Pledgor from time to time in the future, in which event each such additional lender shall become party to this Pledge Agreement as an additional “Secured Party” hereunder and Schedule 1 hereto shall be revised in order to reflect such additional Secured Party’s Percentage Interest in and to the Collateral and the Obligations (each as hereinafter defined), without any further action, signature, or consent by the Secured Parties who are signatories hereto on the date hereof;

WHEREAS, it is in the best interests of Pledgor to execute this Agreement, as Pledgor will derive substantial benefits from the Loan made to Pledgor; and

WHEREAS, any capitalized terms used in this Agreement not otherwise defined herein are defined in the Note.

NOW, THEREFORE, for valuable consideration, and to induce Secured Party to make the Loan to Pledgor and to accept as evidence of the Loan the Note, the parties hereto agree as follows:

1. Certain Definitions.  The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Collateral” shall have the meaning specified in Section 2(a).

“Event of Default” shall have the meaning specified in Section 8.

“Governmental Authority” shall mean any federal, state, local, foreign or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute resolving panel or body.

“Indemnitees” shall have the meaning specified in Section 14(a).

“Lien” shall mean any mortgage, pledge, assignment, security interest, encumbrance, lien or charge of any kind, any conditional sale or other title retention agreement or any lease in the nature thereof (including any agreement to give any of the foregoing).

“Note” shall have the meaning specified in the recitals hereto.

“Obligations” shall have the meaning specified in Section 5.

“Percentage Interest” shall mean, as to each Secured Party, its percentage interest in and to the Collateral or of the Obligations, as applicable, in the amount set forth on Schedule 1 attached hereto.

“Person” shall mean and include any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any Governmental Authority.

“Pledgor” shall have the meaning specified in the preamble hereto.

“Proceeds” shall have the meaning specified in the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of Maryland from time to time.

“Secured Party” shall have the meaning specified in the preamble hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities” shall have the meaning specified in Sections 2(a) and (b).

“Third Party Claims” shall have the meaning specified in Section 14(a).

2. Grant of a Security Interest.

(a) As security for the prompt and complete payment and performance when due of all the Obligations, Pledgor hereby pledges, assigns, transfers and grants to each Secured Party, a continuing first priority security interest in and to such Secured Party’s Percentage Interest in Pledgor’s right, title and interest in, to and under (i) the shares of capital stock of India Globalization Capital, Mauritius, Limited, a Mauritius company, held or owned by Pledgor (the “Securities”), (ii) all certificates evidencing such Securities (the “Certificates”), and (iii) any and all Proceeds therefrom (the foregoing collectively referred to as the “Collateral”).  Pledgor shall deliver, simultaneously with the execution of this Agreement, to each Secured Party the Certificate, together with appropriate stock powers relating thereto, duly endorsed in blank, to be held by Secured Party pursuant to the terms of this Agreement.

(b) The term “Securities” as used herein shall also mean and include, without limitation, any securities into which the Securities are converted or for which they are exchanged, and any stock dividend and/or distribution or exchange of stock in connection with any reorganization, recapitalization, reclassification, or increase or reduction of capital, if any, to which Pledgor shall become entitled for any reason whatsoever as an addition to, in substitution for, or in exchange for any portion of the aforesaid securities.

3. Payments; Distributions.  Until payment in full of the Obligations, all rights of the Pledgor to receive dividends, payments and distributions as to the Collateral shall cease, and Secured Parties shall have the exclusive right and authority to receive those dividends, payments and distributions in accordance with each Secured Party’s Percentage Interest in the Collateral.  In order to permit Secured Parties to receive such dividends, payments and distributions, the Pledgor shall, if necessary, upon the written request of any Secured Party, execute and deliver to such Secured Party appropriate dividend payment orders.  Any and all money or other property paid over to or received by any Secured Party pursuant to this Section 3 shall be delivered to Secured Party as additional Collateral hereunder and shall be applied in accordance with the provisions hereof.

4. Voting and Other Rights.

(a) So long as no Event of Default shall have occurred and be continuing, the Pledgor may exercise all voting and other rights in respect of the Collateral, provided that the Pledgor shall not exercise any of such rights in a manner which would be inconsistent with any provisions of this Pledge Agreement, or any other agreement, document or instrument executed and delivered pursuant hereto, or which would otherwise have the effect of impairing the value of the Collateral.  In order to facilitate the Pledgor’s exercise of such voting and other rights, each Secured Party shall, if necessary, upon the written request of the Pledgor, from time to time execute and deliver to the Pledgor appropriate proxies.

(b) Upon the occurrence of an Event of Default, all voting rights of the Pledgor with respect to the Collateral shall cease and each Secured Party shall have, without notice, the sole and exclusive right to exercise all voting and other rights with respect to the Collateral, on a pro rata basis (based on each Secured Party’s Percentage Interest) as if such Secured Party was the absolute owner thereof.  In order to facilitate Secured Parties’ exercise of such voting and other rights, the Pledgor shall, if necessary, upon the written request of any Secured Party, from time to time execute and deliver appropriate proxies to each such Secured party.

5. Obligations Secured Hereby.  This Agreement secures, and each Secured Party’s Percentage Interest in the Collateral is collateral security for, the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) of all obligations of Pledgor now or hereafter arising under or in respect of such Secured Party’s Note (collectively, the “Obligations”).

6. Pledgor’s Representations and Warranties.  Pledgor represents and warrants and, so long as this Agreement is in effect, shall be deemed continuously to represent and warrant that:

(a) No Liens.  Pledgor is and will be the owner of all Collateral free from any Lien or other right, title or interest of any Person, other than Secured Parties.

(b) Authority; Enforceability.  Pledgor has full corporate power and authority and has taken all corporate action necessary to execute, deliver and perform this Agreement and to encumber and grant security interests in the Collateral.  This Agreement constitutes legal, valid and binding obligations of Pledgor, enforceable against Pledgor in accordance with its terms.

(c) Other Financing Statements.  There is no financing statement (or similar statement or instrument of registration under any jurisdiction) or any notice filed with any Governmental Authority covering or purporting to cover any interest of any kind in the Collateral, and so long as any of the Obligations remain unpaid, Pledgor shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interest granted hereby by Pledgor.

(d) Security Interest; Necessary Filings.  This Agreement creates a valid security interest for each Secured Party in such Secured Party’s Percentage Interest in the Collateral securing payment of such Secured Party’s Percentage Interest in the Obligations.  All filings, registrations and recordings necessary, appropriate or reasonably requested by Secured Parties to create, preserve, protect and perfect the security interest granted by Pledgor to Secured Parties hereby in respect of the Collateral have or will be made on or before the date of this Agreement.  The security interest granted to each Secured Party pursuant to this Agreement in and to such Secured Party’s Percentage Interest in the Collateral constitutes and hereafter will constitute a perfected security interest therein, superior and prior to the rights of all other persons therein and subject to no other Liens.

(e) No Consents, etc.  No other consent of any other Person (including, without limitation, stockholders or creditors of Pledgor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority (other than a court in connection with the exercise of judicial remedies by Secured Parties) or regulatory body is required either (i) for the pledge by Pledgor of the Collateral pursuant to this Agreement, or for the execution, delivery or performance of this Agreement by Pledgor, or (ii) for the exercise by Secured Parties of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

(f) Collateral.  The Securities were validly issued and are fully paid and nonassessable.  Pledgor has delivered or will deliver to Secured Parties the Certificates, each duly endorsed in favor the of Secured Party to whom the Securities evidence thereby are pledged hereunder.  All information set forth herein relating to the Collateral is accurate and complete in all material respects.

7. Pledgor’s Covenants.  Pledgor agrees and covenants for itself, its successors and permitted assigns that:

(a) Protection of Secured Parties’ Security.  Pledgor shall not take any action that impairs the rights of any Secured Party in the such Secured Party’s Percentage Interest in the Collateral.  Pledgor will mark all books and records to indicate the security interests.  Pledgor will defend the Collateral against the claims and demands of all other parties against Pledgor or Secured Parties; will keep the Collateral free from all Liens; and will not sell, transfer, assign, deliver, pledge, hypothecate or otherwise dispose of any Secured Party’s Percentage Interest in the Collateral (or any interest therein) without the prior written consent of such Secured Party.

(b) Financing Statements.  Pledgor shall, at no cost to Secured Parties, execute, acknowledge and deliver all such other documents, as Secured Parties reasonably deem necessary to create, perfect and continue the security interest in the Collateral contemplated hereby.  Pledgor will pay all costs of title searches and filing of financing statements, assignments and other documents in all public offices reasonably requested by Secured Parties, and will not, without the prior written consent of Secured Parties, file or authorize or permit to be filed in any public office any financing statement naming Pledgor as Pledgor and not naming Secured Parties as secured parties.

(c) Further Actions.  Pledgor shall at any time and from time to time take such steps as Secured Parties may reasonably request to insure the continued perfection and priority of Secured Parties’ security interest in any of the Collateral and of the preservation of its rights therein in any jurisdiction.  Without limiting the foregoing, Pledgor will deliver, at its own expense, to Secured Parties, upon demand, all documents, instruments or other writings constituting, representing or relating to the Collateral or any part thereof.

(d) After Acquired Collateral.  Any and all Collateral described or referred to in the granting clauses hereof which is hereafter acquired shall, and without any further conveyance, assignment or act on the part of Pledgor or Secured Parties, become and be subject to the security interests herein granted as fully and completely as though specifically described herein.

8. Events of Default.  The occurrence of any of the following events with respect to a Secured Party shall constitute an “Event of Default” under this Agreement as to such Secured Party:

(a) any default in the performance, or any breach, of any representation, warrant, covenant or agreement for the benefit of such Secured Party contained in this Agreement;

(b) any default in the payment of the principal or interest on such Secured Party’s Note, when and as the same shall become due and payable; or

(c) the entry of a decree or order by a court of competent jurisdiction adjudging Pledgor bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Pledgor, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by Pledgor of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or the consent by Pledgor to the institution of bankruptcy or insolvency proceedings against it, or the filing by Pledgor of  a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by Pledgor to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of Pledgor or of any substantial part of the property of Pledgor, or the making by Pledgor of an assignment for the benefit of creditors, or the admission by Pledgor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Pledgor in furtherance of any such action.

9. Remedies.

(a) Acceleration of Note.  Upon the occurrence of an Event of Default, each Secured Party may, by notice to Pledgor, declare the aggregate unpaid principal balance of its Note, together with all unpaid accrued interest thereon, to be immediately due and payable and thereupon all such amounts shall be and become immediately due and payable to such Secured Party.

(b) Obtaining the Collateral Upon Event of Default.  If any Event of Default shall have occurred and be continuing, then and in every such case, each Secured Party may, at any time or from time to time during the continuance of such Event of Default take any or all of the following actions, all if which shall be at Pledgor’s expense, which expenses shall constitute Obligations secured by the Collateral:

(i) Personally, or by agents or attorneys, immediately take possession of such Secured Party’s Percentage Interest in the Collateral or any part thereof not already in such Secured Party’s possession, from Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon Pledgor’s premises where any of such Collateral is located and remove such Collateral, and use in connection with such removal any and all services, supplies, aids and other facilities of Pledgor;

(ii) Instruct the obligor or obligors on any agreement, instrument or other obligation constituting such Secured Party’s Percentage Interest in Collateral, to make any payment required by the terms of such instrument or agreement directly to such Secured Party; provided, however, in the event that any such payments are made directly to Pledgor, Pledgor shall hold such payments in trust and shall segregate all amounts received pursuant thereto in a separate account and pay the same promptly to such Secured Party; and

(iii) To the extent permitted by law, including any federal or state securities laws, sell, assign or otherwise liquidate, or direct Pledgor to sell, assign or otherwise liquidate, the Secured Party’s Percentage Interest in the Collateral, or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation.

(c) Other Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, each Secured Party may from time to time exercise in respect of its Percentage Interest in the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC at the time of an event of default.

(d) Waiver of Claims.  Except as otherwise provided herein, Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with any Secured Party taking possession, or Secured Parties’ disposition of any of the Secured Party’s Percentage Interest in the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which Pledgor would otherwise have under law, and Pledgor hereby further waives to the extent permitted by applicable law:  (i) all damages, occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of such Secured Party’s rights hereunder, and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law.  Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all rights, title, interest, claim and demand, either at law or in equity, of Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or a thereof, from, through or under Pledgor.

(e) Notice.  Without in any way requiring notice to be given in the following time and manner, Pledgor agrees that any notice by any Secured Party of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to Pledgor if such notice delivered in accordance with Section 16(h).

(f) Sale of Collateral.  Pledgor acknowledges that Secured Parties may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act and other applicable securities laws, or that they may be able to do so only after delay which might adversely affect the value that might be realized upon the sale of the Collateral.  Accordingly, Pledgor agrees that any Secured Party, without the necessity of attempting to cause any registration of the Collateral to be effected under the Securities Act or other applicable securities laws, may sell its Percentage Interest in the Collateral or any part thereof, in one or more private sales in any manner exempt from such registration.  Pledgor agrees that any such private sale may be at prices or on terms less favorable to the owner of such sold Collateral than would be the case if such Collateral were sold at public sale, and that any such private sale shall not be deemed not to have been made in a commercially reasonable manner by virtue of such sale having been a private sale.

10. Payments After an Event of Default.  All payments received and amounts realized by any Secured Party pursuant to Section 9, including all such payments and amounts received after the entire unpaid principal and interest amount of its Note has been declared due and payable, as well as all payments or amounts then held or thereafter received by such Secured Party as part of the Collateral while an Event of Default shall be continuing, shall be promptly applied and distributed in the following order of priority:

(a) first, to the payment of all costs and expenses, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by any Secured Party, including any such costs and expenses of foreclosure or suit, if any, and of any sale or the exercise of any other remedy under Section 9, and of all taxes, assessments or liens superior to the lien granted under this Agreement, except any taxes, assessments or other superior lien subject to which any said sale under Section 9 may have been made;

(b) second, to the payment to each Secured Party of the amount then owing or unpaid on its Note, with application on the Note to be made first to any cost, fees, expenses, indemnities or other similar amounts due and payable to such Secured Party pursuant to the terms of its Note, second to the unpaid interest under such Note, and third, to the unpaid principal under such Note, such application to be made upon presentation of the Note and the notation thereon of the payment, if partially paid, or the surrender and cancellation thereof, if fully paid; and

 (c) third, to the payment of the balance or surplus, if any, to Pledgor, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.

11. Power of Attorney.  Pledgor hereby appoints each Secured Party the attorney-in-fact of Pledgor to prepare, sign and file or record, for Pledgor in Pledgor’s name, any financing statement and to take any other action reasonably deemed by such Secured Party necessary or desirable to perfect and continue the perfection of the security interest of such Secured Party hereunder, and to perform any obligations of Pledgor hereunder, at Pledgor’s expense, but without obligation to do so.  Such power of attorney is coupled with an interest and is irrevocable so long as this Agreement is in effect.

12. Secured Parties’ Right to Cure; Reimbursement.  In the event Pledgor should fail to do any act as herein provided, Secured Parties may, but without obligation to do so, with notice to Pledgor, and without releasing Pledgor from any obligation hereof, make or do the same in such manner and to such extent as Secured Parties may deem necessary to protect the Collateral, including, without limitation, the defense of any action purporting to affect the Collateral or the rights or powers of Secured Parties hereunder, at Pledgor’s expense.  Pledgor shall reimburse Secured Parties for expenses reasonably incurred under this Section 12.

13. Expenses.  Pledgor will upon demand pay to Secured Parties the amount of any and all reasonable expenses, including the fees and expenses of its counsel and the allocated fees and expenses of staff counsel and the fees and expenses of any experts and agents, which Secured Parties may incur in connection with (i) the collection of the Obligations, (ii) the administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights of Secured Parties hereunder, or (v) the failure by Pledgor to perform or observe any of the provisions hereof.  All amounts payable by Pledgor under this Section 13 shall be due upon demand and shall be part of the Obligations.  Pledgor’s obligations under this Section shall survive the termination of this Agreement and the discharge of Pledgor’s other obligations hereunder.

14. Indemnity.

(a) Indemnity.  Pledgor agrees to indemnify, reimburse and hold each Secured Party and its successors, assigns, officers, directors, stockholders, members, managers, employees, agents, representatives, attorneys and servants (collectively, “Indemnitees”) harmless from and against any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement or its Note or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms hereof, or the preservation of any rights hereunder, or in any way relating to or arising out of the ownership, purchase, delivery, control, financing, possession, sale, or other disposition, or use of the Collateral, or the violation of the laws of any Governmental Authority (including, without limitation, any federal or state securities laws); provided, that Pledgor shall have no obligation to an Indemnitee hereunder to the extent it is judicially determined by a final order or decree that such indemnified liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee.  Any Indemnitee shall provide Pledgor with prompt notice of all third party actions, suits, proceedings, claims, demands or assessments subject to the indemnification provisions of this Section 14(a) (collectively, “Third Party Claims”), and provide Pledgor with notice of all other claims or demands for indemnification pursuant to this Section 14(a); provided, however, that the failure to provide timely notice shall not affect Pledgor’s indemnification obligations except to the extent Pledgor shall have been materially prejudiced by such failure.  Pledgor shall, if requested by such Indemnitee, resist and defend any Third Party Claim or cause the same to be resisted and defended by counsel reasonably satisfactory to such Indemnitee.  Each Indemnitee shall, unless any other Indemnitee has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or internal counsel) to investigate and control the defense of any matter covered by the indemnity set forth in this Section 14, and the fees and expenses of any such outside counsel shall be paid by Pledgor; provided that, only to the extent no conflict exists between or among the Indemnitees as reasonably determined by the Indemnitees, Pledgor shall not be obligated to pay the fees and expenses of more than one counsel for all Indemnitees as a group with respect to any such matter, action, suit or proceeding.

(b) Misrepresentations.  Without limiting the application of Section 14(a), Pledgor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by Pledgor in this Agreement or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

(c) Contribution.  If and to the extent that the obligations of Pledgor under this Section 14 are unenforceable for any reason, Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

(d) Survival.  The obligations of Pledgor contained in this Section 14 shall survive the termination of this Agreement and the discharge of Pledgor’s other obligations hereunder.

(e) Reimbursement.  Any amounts paid by an Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral.

15. Termination; Release.  This Agreement shall terminate on the satisfaction in full of all of the Obligations and, on such termination, Secured Parties shall release to Pledgor the security interest granted in the Collateral hereunder and, upon the request and at the expense of Pledgor, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by Secured Parties, such of the Collateral to be released as may then be in the possession of Secured Parties and proper instruments (including UCC termination statements on Form UCC-3) acknowledging the termination of this Agreement or the release of such Collateral, as the case may be; provided, that if, after receipt of any payment of all or any part of the Obligations, any Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Agreement shall continue in full force notwithstanding any contrary action which may have been taken by such Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to such Secured Party’s rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

16. Miscellaneous.

(a) Entire Agreement; Amendment.  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes all existing agreements among them concerning such subject matter.  This Agreement may only be amended or modified by a written instrument duly executed by Pledgor and Secured Parties.

(b) Successors and Assigns.  This Agreement, together with the covenants and warranties contained in it, shall inure to the benefit of each Secured Party and its successors, assigns, heirs and personal representatives, and shall be binding upon Pledgor, its successors and permitted assigns; provided that Pledgor may not assign this Agreement without the prior written consent of all Secured Parties.  Any assignment by Pledgor in violation of this Section 16(b) shall be null and void.  No other Persons (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto.  Without limiting the generality of the foregoing, each Secured Party may assign or otherwise transfer any indebtedness held by it and secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Note.

(c) No Waiver; Cumulative Remedies.

(i) No failure on the part of any Secured Party to exercise, no course of dealing with respect to, and no delay on the part of any Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

(ii) In the event any Secured Party shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to such Secured Party, then and in every such case, Pledgor and such Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of such Secured Party shall continue as if no such proceeding had been instituted.

(d) Governing Law.  This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Maryland.

(e) Consent to Jurisdiction and Service of Process.  Pledgor irrevocably consents to the jurisdiction of the courts of the State of Maryland and of any federal court sitting in Maryland in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.

(f) WAIVER OF JURY TRIAL.  PLEDGOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

(g) Severability of Provisions.  If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person, party or circumstance, it shall nevertheless remain applicable to all other persons, parties and circumstances.

(h) Notices.  All notices and other communications required or permitted under this Agreement shall be sent by registered or certified mail, postage prepaid, overnight courier, confirmed telex or facsimile transmission (provided, that a copy is also set by registered or certified mail), or delivered by hand or by messenger, addressed (i) if to a Secured Party, addressed at its address set forth on the signature page hereto, or at such other address as such Secured Party shall have furnished to Pledgor in writing, or (ii) if to Pledgor, at its offices at 4336 Montgomery Avenue, Bethesda, Maryland 20814, to the attention of the Chief Executive Officer, or at such other address as Pledgor shall have furnished to Secured Party in writing.

(i) Headings.  The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(j) Execution in Counterparts.  This Agreement and any amendments, waivers, consents or supplements hereby may be executed in any number of counterparts and by different parties hereto in separate counterparts.

 [SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement to be duly executed and delivered as of the date and year first written above.

PLEDGOR:

INDIA GLOBALIZATION CAPITAL, INC

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned Secured Party has caused this Pledge Agreement to be duly executed and delivered as of the date and year first written above.

SECURED PARTY:

By:
Name:
Title:

Address:

SCHEDULE 1

PERCENTAGE INTERESTS

Secured PartyName	Percentage
DR. RANGA KRISHNA (CHAIRMAN OF IGCBOARD)	59.107%
OLIVERIA CAPITAL	13.746%
Total	72.853%